EXHIBIT 10.7

RETENTION INCENTIVE ARRANGEMENT

This Retention Incentive Arrangement (“Agreement”) is made and entered into effective January 1, 2015 (“Effective Date”) between the Tennessee Valley Authority (“TVA”) and JOHN MADISON THOMAS III, (“Employee”).

WHEREAS, TVA desires to enter into this Agreement with Employee to provide a retention payment to encourage Employee to remain employed with TVA and perform all assigned duties in a highly effective manner as determined by TVA.

NOW, THEREFORE, in consideration of the covenants hereafter set forth, the parties hereby agree upon the terms and conditions as follows:

Retention Period
The retention period shall begin on the Effective Date and extend through December, 31, 2015 (“Retention Period”).

Retention Incentive
Employee shall be entitled to receive a lump sum cash payment in the amount of $200,000 less applicable taxes and withholdings (“Retention Incentive”), subject to fulfilling all terms and conditions set forth herein.

Eligibility Requirements
Employee shall be eligible to receive the Retention Incentive if:
(1) Employee remains employed by TVA though the end of the Retention Period.
(2) Employee both (i) performs all assigned duties in a highly effective manner and (ii) maintains satisfactory performance, both as determined by TVA, through the end of the Retention Period.

Payment of Retention Incentive
The Retention Incentive will be paid to Employee within 30 days following the end of the Retention Period.

Employee will not be eligible to receive any unpaid Retention Incentive and all obligations under Agreement will be extinguished if Employee either: (1) terminates employment prior to the end of the Retention Period, unless the termination is for reasons beyond Employees control and acceptable to TVA, (2) fails, in TVA’s judgment, to perform all assigned duties in a highly effective manner, (3) fails, in TVA’s judgment to maintain satisfactory performance, or (4) is terminated “for Cause”.

For purposes of this Agreement, termination “for Cause” shall be defined as termination as a result of any act on your part resulting in or involving any one or more of the following: (1) insubordination, intentional neglect of duties, or refusal to cooperate with investigations of your or TVA's business practices; (2) criminal indictment or conviction of a felony or crime of moral turpitude; or (3) misconduct involving dishonesty, fraud, or gross negligence that directly results in significant economic or reputational harm to TVA.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be executed as of the date set forth.

EMPLOYEE

By: _/s/ John M. Thomas, III                             1/8/15
John Madison Thomas, III                                Date
EVP & Chief Financial Officer

TVA

By: _/s/ William D. Johnson                             1/28/15
William D. Johnson                                    Date
President & Chief Executive Officer